UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Lotus Park, The Causeway, Staines-Upon-Thames
Surrey TW18 3AG, United Kingdom
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +44 017 8463 6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Ordinary shares, par value $0.20 per share	MNK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2019, the Board of Directors (the “Board”) of Mallinckrodt plc (“Mallinckrodt” or the “Company”) appointed Carlos V. Paya as a director of Mallinckrodt, effective May 22, 2019, to serve until the 2020 Annual General Meeting or until his earlier resignation, removal or death. Mr. Paya was also appointed to serve as an independent director on the Board’s Portfolio Committee.

Mr. Paya will receive compensation as a non-employee director of the Board in accordance with the terms of Mallinckrodt’s director compensation structure for non-employee directors, the terms of which were previously disclosed in Mallinckrodt’s definitive proxy statement for the 2019 Annual General Meeting filed by the Company with the Securities and Exchange Commission on April 3, 2019 (the “Definitive Proxy Statement”).

Item 5.07    Submission of Matters to a Vote of Security Holders.

Each of the items listed below was submitted to a vote of shareholders at the 2019 Annual General Meeting on May 15, 2019 and is described in more detail in the Definitive Proxy Statement. The final results for each of the matters submitted to a vote of shareholders are as follows:
Proposal 1. To elect nine directors to hold office until the Company’s next Annual General Meeting of Shareholders:

Nominees		For	Against	Abstain	Broker Non-Votes
(a)	David R. Carlucci	52,449,437	11,467,403	118,074	10,802,052
(b)	J. Martin Carroll	63,174,039	741,500	119,375	10,802,052
(c)	Paul R. Carter	63,332,582	581,606	120,726	10,802,052
(d)	David Y. Norton	52,625,742	11,288,647	120,525	10,802,052
(e)	JoAnn A. Reed	63,164,683	804,947	65,284	10,802,052
(f)	Angus C. Russell	61,046,490	2,783,037	205,387	10,802,052
(g)	Mark C. Trudeau	63,148,252	757,951	128,711	10,802,052
(h)	Anne C. Whitaker	52,224,309	11,741,991	68,614	10,802,052
(i)	Kneeland C. Youngblood, M.D.	62,702,179	1,212,752	119,983	10,802,052
Each of the foregoing nominees was elected to hold office until the Company’s next Annual General Meeting of Shareholders.
Proposal 2. To approve in a non-binding vote, the appointment of Deloitte & Touche LLP as the independent auditors of the Company and to authorize, in a binding vote, the Audit Committee of the Board to set the auditors’ remuneration:

For:	Against:	Abstain:	Broker Non-Votes:
72,634,866	1,997,717	204,383	—
Proposal 3. To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers described in the proxy statement:

For:	Against:	Abstain:	Broker Non-Votes:
23,366,535	40,541,902	126,477	10,802,052

Proposal 4. To approve the authority of the Board to issue shares:

For:	Against:	Abstain:	Broker Non-Votes:
71,982,540	2,488,453	365,973	—

Proposal 5. To authorize the Company and/or any subsidiary of the Company to make market purchases or overseas market purchases of Company shares:

For:	Against:	Abstain:	Broker Non-Votes:
73,434,848	856,278	545,840	—

Proposal 6. To approve, via special resolution, the change of name of the Company:

For:	Against:	Abstain:	Broker Non-Votes:
73,573,625	770,849	492,492	—

Proposal 7. To approve, via special resolution, the waiver of pre-emption rights:

For:	Against:	Abstain:	Broker Non-Votes:
72,749,875	1,573,086	514,005	—

Proposal 8. To authorize, via special resolution, the price range at which the Company can re-allot shares that it holds as treasury shares:

For:	Against:	Abstain:	Broker Non-Votes:
72,227,431	2,067,371	542,164	—

Proposal 9. To approve the shareholder proposal regarding the Company’s incentive compensation clawback:

For:	Against:	Abstain:	Broker Non-Votes:
33,719,668	30,002,404	312,842	10,802,052

Proposal 10. To approve the shareholder proposal regarding a report on the Company’s governance measures:

For:	Against:	Abstain:	Broker Non-Votes:
44,523,375	11,937,400	7,574,139	10,802,052

Proposal 11. To approve the shareholder proposal regarding a report on the Company’s lobbying activities:

For:	Against:	Abstain:	Broker Non-Votes:
50,867,132	12,927,261	240,521	10,802,052

Item 8.01. Other Events.
On May 21, 2019, Mallinckrodt issued a press release announcing the appointment of Carlos V. Paya to the Board, which is filed as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Mallinckrodt plc dated May 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PUBLIC LIMITED COMPANY

Date:	May 21, 2019	By:	/s/ Stephanie D. Miller
Stephanie D. Miller
VP, Corporate Secretary & General Counsel, International